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                                                                  EXHIBIT 10.22


                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT, dated as of October ___, 1999 (the "Agreement"), between Aether Systems, Inc., a Delaware corporation (the "Company"), and National Discount Brokers, a _________ corporation (the "Investor").

         WHEREAS, the Company intends to effect an initial public offering (the "IPO") of its common stock, $.01 par value per share (the "Common Stock"), pursuant to Registration Statement No. 333-85697 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the"Act");

         WHEREAS, on the date set forth above, the Company is executing a Purchase Agreement with respect to the IPO, a copy of which is attached hereto as Exhibit A (the "Purchase Agreement"), with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens Inc., Donaldson Lufkin & Jenrette Securities Corporation and U.S. Bancorp Piper Jaffray Inc., as representatives of the Underwriters named therein (the "Underwriters");

         WHEREAS, the Investor has previously indicated to the Company its interest in acquiring directly from the Company certain of the shares of Common Stock that have been registered pursuant to the Registration Statement, and the Company has agreed to issue and sell such shares to the Investor, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

         Section 1.1 Subscription for Securities. The Investor hereby subscribes for the purchase of 20,000 shares of Common Stock (the "Shares") at a purchase price of $[____] per Share (which amount the Company represents is the Price to the Public set forth on the cover page of the Company's Prospectus (as defined in the Purchase Agreement)), for an aggregate purchase price of [_________________ dollars ($_________)] (the "Purchase Price").

         Section 1.2 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investor agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor, the Shares.


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                                    ARTICLE 2
                                     CLOSING

         Section 2.1 Closing Place and Date. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, counsel for the Company, 2445 M Street, N.W., Washington, D.C. 20037 (or such other place as the Company and the Investor agree) on the "Closing Time," as such term is defined in the Purchase Agreement (the "Closing Date").

         Section 2.2 Deliveries at Closing. At the Closing, the Company shall issue and deliver to the Investor a certificate or certificates representing the Shares, against payment of the Purchase Price therefor by bank cashier's check or wire transfer of immediately available funds.

                                    ARTICLE 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         To induce the Investor to purchase the Shares, the Company hereby represents and warrants to and covenants with the Investor as follows:

         Section 3.1 Incorporation by Reference. The representations and warranties of the Company set forth in Section 1 of the Purchase Agreement are hereby incorporated by reference as if set forth in full herein and made to and for the benefit of the Investor.

         Section 3.2 Issuance of the Shares. The Shares have been duly authorized and, when issued and delivered to the Investor against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         Section 3.3 No Violation. The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder or the securities or Blue Sky laws of the various states), (ii) violate any of the terms or provisions of the charter, articles of organization, by-laws or operating agreement, as the case may be, of the Company or its subsidiaries or conflict with or constitute a breach of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or their respective property is bound, which conflict, breach or default is reasonably likely to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (iii) violate or conflict with any applicable law or


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any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, its subsidiaries or their respective property.



         Section 3.4 Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

                                    ARTICLE 4
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

         To induce the Company to accept the Investor's subscription and to issue and sell the Shares, the Investor hereby represents and warrants to and covenants with the Company as follows:

         Section 4.1 Authorization. This Agreement has been duly authorized, executed and delivered by the Investor.

         Section 4.2 Purchase for Investor's Own Account. The Shares are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a current view to the resale or distribution of any part thereof; and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to the person or to any third person, with respect to any of the Shares.

         Section 4.3 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, including but not limited to the delivery by the Company of the Company's Preliminary Prospectus dated October 4, 1999.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

         Section 5.1 Conditions to the Investor's Obligations. The obligations of the Investor hereunder to purchase the Shares from the Company shall be subject to (i) receipt by the Investor of evidence that the conditions set forth in Section 5 of the Purchase Agreement have been satisfied (or waived by the representatives of the Underwriters) and (ii) delivery of the Company's final Prospectus dated October ___, 1999.

         Section 5.2 Conditions to the Company's Obligations. The obligations of the Company hereunder and the Closing of the sale of the Shares shall be subject to the occurrence, concurrently with the Closing hereunder, of the closing of the purchase by the Underwriters of the "Initial Securities" in accordance with the Purchase Agreement.


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                                    ARTICLE 6
                                  MISCELLANEOUS

         Section 6.1 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Maryland (without reference to the conflict of laws provisions or principles thereof).

         Section 6.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party, which consent shall not be unreasonably withheld.

         Section 6.3 Entire Agreement; Amendment; Waiver. This Agreement supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof; and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

         Section 6.4 Severability. Any term or provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 6.5 No Third Party Beneficiaries. This Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third-party beneficiary or otherwise hereunder.

         Section 6.6 Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive any investigation made by the Investor and shall survive the execution and delivery of this Agreement and the Closing.

         Section 6.7 Headings. The captions, headings and titles herein are for convenience of reference only and shall not effect the construction, meaning or interpretation of this Agreement or any term or provision hereof.

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         Section 6.8 Counterparts. This Agreement may be executed, including facsimile signature, in one or more counterparts each of which shall be deemed an original and all of which shall be considered one and the same agreement notwithstanding that all parties are not signatories to the same counterpart. A facsimile copy of an original signature to this Agreement shall have the same force and effect, for all purposes, as the original signature.

         Section 6.9 Expenses. Each party shall bear all of their expenses that are incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

         Section 6.10 Further Assurances. Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

         Section 6.11 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed

         (a)   if to the Investor, at:

                  National Discount Brokers,
                  7 Hanover Square, 4th Floor
                  New York, NY 10004
                  Attention: ____________
                  Fax:  ______________

         (b)   if to the Company, at:

                  Aether Systems, Inc.
                  11460 Cronridge Drive
                  Owings Mills, Maryland  21117
                  Attention:  David Reymann
                  Fax:  410-654-6554

                  with copies to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C.  20037
                  Attention:  Mark Dewire
                  Fax:  202-663-6363

or at such other address as the Company shall have furnished to the Investor. If notice is provided via facsimile, it must be simultaneously confirmed via telephone and it shall be deemed to be given when the transmission is received. If notice is provided by U.S. mail,


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notice shall be deemed to be given three (3) days after proper deposit in a U.S.
mailbox, postage prepaid.

         In witness whereof, the Company and the Investor have each duly executed this Agreement as of October ___, 1999.

                  Aether Systems, Inc.

                  By: ___________________
                           Name:
                           Title:

                  National Discount Brokers

                  By: ____________________
                         Name:
                         Title: